UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: December 23, 2004 (Date of Earliest Event Reported: December 22, 2004))

POLYMER GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405

(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a)                                   Entry into Material Definitive Agreement

PGI’s stockholders agreement was amended to allow the Board to increase its size and to fill newly created or existing vacancies under certain circumstances.

Item 5.02(d)                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 22, 2004, Polymer Group, Inc. (“PGI”) announced the appointment of James L. Schaeffer, PGI’s Chief Executive Officer, to the company’s Board of Directors.  Mr. Schaeffer’s appointment increases the Board’s size to eight members.  Mr. Schaeffer has served as PGI’s Chief Executive Officer since March 2003 and has been with PGI and its predecessors for more than 20 years.

Item 5.03                                                 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

PGI’s by-laws were amended to allow the Board to increase its size and to fill newly created or existing vacancies under certain circumstances.

Item 9.01.                                              Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 22, 2004 announcing appointment of James L. Schaeffer to Polymer Group Inc.’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: December 23, 2004	/s/ Willis C. Moore III
Willis C. Moore III
Chief Financial Officer